EXHIBIT 10.7

Guarantee

(John Guest Lease)

THIS GUARANTEE (the “Guarantee”) is made as of the [____] day of [_____________], 20[___] (the “Effective Date”), by GTJ REIT, INC., a corporation organized under the laws of Maryland, having an office at 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552 (the “Guarantor”), for the benefit of TRANSAMERICA LIFE INSURANCE COMPANY, an Iowa corporation, whose address is c/o AEGON USA Realty Advisors, LLC, Mortgage Loan Department – 3B-CR, 6300 C Street SW, Cedar Rapids, Iowa 52499 (the “Lender”).

1.	RECITALS
(a)

GWL 20 East Halsey LLC, a Delaware limited liability company (the “Borrower”), as maker, has executed and delivered to the Lender, as payee, a Secured Promissory Note (the “Note”) in the principal face amount of Five Million Nine Hundred Eighty Thousand Dollars and No Cents ($5,980,000) in evidence of the loan (the “Loan”).

(b)	The Note is secured by a Mortgage, Security Agreement and Fixture Filing dated as of the Effective Date, relating to the Real Property (the “Mortgage”).
(c)

To induce the Lender to make the Loan, the Guarantor has agreed to guarantee the obligations of the Borrower under the Notes and the other Loan Documents, up to Two Million Dollars and No Cents ($2,000,000) (the “Guaranteed Amount”).

(d)	These Recitals shall be construed as part of this Guarantee.
2.	AGREEMENT

NOW, THEREFORE, in consideration of the premises, to induce the Lender to enter into the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Guarantor agrees as follows:

3.	DEFINITIONS

“John Guest” means John Guest USA, Inc., a Delaware corporation.

“John Guest Lease” means that certain Lease Agreement dated as of November 15, 2017 by and between John Guest, as tenant, and the Borrower, as landlord, as the same may be modified or supplemented from time to time.

“John Guest Space” means the premises demised as of the Effective Date to John Guest under the John Guest Lease.

“Trigger Event” means any of the following events:

(a)

On or before the date twelve (12) months prior to the expiration date of the John Guest Lease, John Guest fails to extend or otherwise renew the John Guest Lease for the John Guest Space, which extension or renewal must have economic terms no less favorable to the Borrower than the economic terms of the John Guest Lease immediately preceding the then-current expiration of the John Guest Lease;

(b)	John Guest vacates the Real Property;
(c)	A material monetary default by John Guest under the John Guest Lease; and

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

(d)

The bankruptcy of John Guest which includes (i) the filing by John Guest of a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors; or (ii) John Guest becomes the subject of any petition or action seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief, or that may result in a composition of its debts, provide for the marshaling of John Guest’s assets for the satisfaction of its debts, or result in the judicially ordered sale of John Guest’s assets for the purpose of satisfying its obligations to creditors.

“Trigger Termination Event” means all of the following shall have occurred:

(a)	With respect to the Trigger Event described in clause (a) or clause (b) of such defined term:
(i)

The Borrower has re-tenanted some or all of the John Guest Space (each a “Replacement Tenant” and collectively, “Replacement Tenants”) pursuant to one or more Leases entered into in accordance with the terms and provisions of the Absolute Assignment of Leases and Rents so that the Rent payable by the Replacement Tenants is equal to or greater than the Rent paid by John Guest under the John Guest Lease;

(ii)

The Replacement Tenant has, or the Replacement Tenants have, as applicable, taken occupancy of all of the space demised to such Replacement Tenant under its Lease, accepted its space and is paying full rent thereunder, as evidenced by an unconditional, executed estoppel certificate in form and substance satisfactory to the Lender; and

(iii)	All leasing costs related to such re-tenanting have been paid in full.
(b)	With respect to the Trigger Event described in clause (c) of such defined term, John Guest has cured such material monetary default.
(c)

With respect to the Trigger Event described in clause (d) of such defined term, (i) a plan is confirmed in John Guest’s bankruptcy and the plan does not materially modify the terms of the John Guest Lease or (ii) the trustee or the debtor-in-possession assumes the John Guest Lease under 11 U.S.C. §365.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Mortgage.

4.	JOINT AND SEVERAL LIABILITY

Each of the entities comprising the Guarantor agrees that the obligations of the Guarantor under this Guarantee are joint and several.

5.	UNCONDITIONAL GUARANTEE

The Guarantor acknowledges and agrees that if a Trigger Event occurs, the Guarantor hereby unconditionally guarantees to the Lender that all payment obligations of the Borrower, including, without limitation, all principal, interest and other amounts due under the Loan Documents, up to the Guaranteed Amount, will be paid in the amounts, at the times and in the manner set forth in the Loan Documents, unaffected by the terms of Section 13 of the Note, Section 21 of the Mortgage, or any similar provision of the Loan Documents limiting the Lender’s recourse to the Borrower for the payment of the Loan, and (ii) that all of the terms, covenants and conditions required in the Loan Documents to be kept, observed or performed by the Borrower will be performed at the time and in the manner set forth in the Loan Documents.

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

The payment and performance obligations set forth in this paragraph are collectively referred to as the “Guaranteed Obligations.”

This Guarantee is irrevocable, absolute and unconditional, and is one of payment and not just collection. The Guarantor’s guarantee of the Guaranteed Obligations is subject only to the occurrence of a Default under the Loan Documents.

The Guarantor shall pay to the Lender all amounts due by the Guarantor hereunder, and shall not exercise against the Lender any rights of setoff, recoupment, or counterclaim that the Guarantor might otherwise have against the Borrower or any other guarantor, and the Guarantor shall pay and perform its obligations hereunder free of any deductions and without abatement, diminution, or setoff as the Guarantor may have against the Borrower or against any other guarantor.

Any modification, limitation or discharge of any of the liabilities or obligations of the Borrower or any other guarantor, arising out of, or by virtue of, any bankruptcy or similar proceeding for relief of debtors under federal or state law initiated by or against the Borrower or any other guarantor shall not modify, limit, reduce, impair, discharge, or otherwise affect the liability of the Guarantor in any manner whatsoever, and this Guarantee shall continue in full force and effect, notwithstanding any such proceeding.

6.	ACTS BY THE LENDER

The Guarantor authorizes the Lender, with the Borrower’s consent where expressly required, without notice to the Guarantor or further consent of the Guarantor, and without in any way affecting or impairing the Guarantor’s liability hereunder, from time to time to:

(a)	change the amount, time or manner of payment amounts due under the Loan Documents,
(b)	change or waive strict compliance with any of the terms, covenants, conditions or provisions of the Loan Documents,
(c)	amend, renew, extend, modify, change or supplement any provisions of the Loan Documents,
(d)	make advances for the purpose of performing any obligation of the Borrower under the Loan Documents; and make future advances to the Borrower pursuant to the Loan Documents,
(e)	effect any release, compromise or settlement with the Borrower or another guarantor,
(f)

assign the Loan Documents or sums payable under the Loan Documents, in whole or in part, in which event this Guarantee will inure to the benefit of the Lender’s assignee to the extent of such assignment,

(g)

apply payments made by the Borrower to any sums owed by the Borrower to the Lender under the Loan, in any order or manner, or to any specific account or accounts, as the Lender may elect, provided that such application is in accordance with the Loan Documents,

(h)

comply or fail to comply with any request of the Guarantor, or of any other Person, to take action to pursue the Lender’s remedies with respect to any collateral or otherwise to enforce any provisions of the Loan Documents, or

(i)

agree or stipulate with any subsequent owner of any collateral to extend the time of payment or modify the terms of any of the Loan Documents without first having obtained the consent of the Guarantor.

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

7.	GUARANTOR NET WORTH MAINTENANCE AND FINANCIAL STATEMENTS

Within 120 days of the end of each of its fiscal years, or, if a Default exists, on demand by the Lender, the Guarantor shall deliver to the Lender copies of the Guarantor’s financial statements, including balance sheets and earnings statements, which the Guarantor shall certify as true and accurate.

The Guarantor shall cooperate in providing the reports required above in any industry-standard format that the Lender may designate, provided such reporting format is not cost prohibitive. The format of the financial statements and property information most recently provided to the Lender prior to the Effective Date shall be an acceptable format during the term of the Loan.

The Guarantor shall maintain a net worth (not including the value of any interest in the Real Property), at least equal to the Carveout Obligor Net Worth Requirement (as defined in the Carveout Guarantee and Indemnity). The Guarantor shall deliver evidence to the Lender to prove continuing compliance with the Carveout Obligor Net Worth Requirement, by furnishing, on an annual basis, a current balance sheet certified by the Guarantor to be true and accurate.

8.	WAIVERS BY GUARANTOR

The Guarantor waives any right to require the Lender to: (i) proceed against the Borrower or any other guarantor, (ii) proceed against any collateral, (iii) pursue any other remedy in the Lender’s power whatsoever, or (iv) notify the Guarantor of any default by the Borrower in the payment of any amounts due under the Loan Documents or in the performance of any agreement of the Borrower under the Loan Documents.

The Guarantor waives any defense arising by reason of any of the following: (i) any disability or any counterclaim or right of set-off or other defense of the Borrower, (ii) any lack of authority of the Borrower with respect to the Loan Documents, (iii) the invalidity, illegality or lack of enforceability of the Loan Documents or any provision thereof from any cause whatsoever, including any action or inaction by the Lender, (iv) the failure of the Lender to perfect or maintain perfection of any security interest in any collateral, (v) the cessation from any cause whatsoever of the liability of the Borrower, (vi) the Loan Documents being or becoming void or voidable as against the Borrower or any of the Borrower’s creditors, including a trustee in bankruptcy of the Borrower, by reason of any fact or circumstance, (vii) the delay or failure of the Lender to exercise any of its rights and remedies against the Borrower or any collateral or security for the Loan Documents or this Guarantee, (viii) any event or circumstance that might otherwise constitute a legal or equitable discharge of the Guarantor’s obligations hereunder; provided, however, that the Guarantor does not waive any defense arising from the due performance by the Borrower of the terms and conditions of the Loan Documents, (ix) all errors and omissions in connection with the Lender’s administration of all indebtedness guaranteed by this Guarantee, except errors and omissions resulting from the Lender’s acts of bad faith, (x) any right or claim of right to cause a marshaling of the assets of the Borrower or any other guarantor, (xi) any act or omission of the Lender (except acts or omissions in bad faith) that changes the scope of the Guarantor’s risk hereunder, and (xii) all other notices and demands otherwise required by law which the Guarantor may lawfully waive.

Until the payment of all amounts due under the Loan Documents and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by the Borrower, the Guarantor waives (i) any right to enforce any remedy that the Lender now has or may hereafter have against the Borrower, and (ii) any benefit of, and any right to participate in, any security now or hereafter held by the Lender.

The Guarantor waives all rights of subrogation against the Borrower, for the express purpose that the Guarantor shall not be deemed a “creditor” of the Borrower under applicable bankruptcy law with respect to the Borrower’s obligations to the Lender.

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptances of this Guarantee.

The Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

9.	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Lender as of the date of this Guarantee:

(a)	This Guarantee, when executed and delivered by the Guarantor, will constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
(b)

The Guarantor has reviewed all of the terms and provisions of this Guarantee and all of the Loan Documents, has consulted with counsel of its choice to the extent the Guarantor deems appropriate, and understands all of the terms and provisions of this Guarantee and each of the Loan Documents.

(c)	All information, reports, papers and data given to the Lender with respect to the Guarantor are accurate and complete in all material respects.
(d)

The Guarantor has adequate means to obtain from the Borrower, on a continuing basis, information concerning the financial condition of the Borrower, and the Guarantor is not relying on the Lender to provide such information either now or in the future.

(e)

There is not now pending against or affecting the Guarantor, nor, to the knowledge of the Guarantor, is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency which if adversely determined would materially adversely impair or affect the financial condition of the Guarantor.

(f)

The execution, delivery and performance by the Guarantor of this Guarantee will not violate any provision of law, any order of court or any other agency of government, or any agreement to which the Guarantor is a party or by which the Guarantor or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any such agreement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets.

(g)	The Guarantor will derive a fair equivalent financial benefit from the Loan being made to the Borrower pursuant to the Loan Documents.
(h)

The incurring or payment of the Guaranteed Obligations hereunder has not left and will not leave the Guarantor insolvent, with an unreasonably small capital, or unable to pay existing or future debts as they mature.

(i)	The Guarantor is a duly organized, validly existing and in good standing entity under the laws of the state of its organization.
(j)

The following financial statements of the Guarantor most recently received by the Lender, including any schedules and notes pertaining thereto certified by the Guarantor, are true and accurate as of their respective dates: [__________________________________________]. There has been no material adverse change in the financial condition or business of the Guarantor from the

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

dates of such financial statements to the Effective Date, other than as disclosed in writing to the Lender.
(k)

The Guarantor has the power and authority to enter into and perform this Guarantee, and has taken all action necessary to authorize the execution, delivery, and performance of this Guarantee, and has received all necessary consents or approvals (if any are required) of any Governmental Authority or other Person to authorize the execution, delivery and performance of this Guarantee.

(l)

There is no history of or pending litigation for felonious charges, foreclosure, or insolvency on the part of the Guarantor, any party that has a significant economic interest in the Guarantor, or any party that has the power, either directly or indirectly, to exercise the authority of the Guarantor as such authority relates to the Guarantor’s interest in the Real Property, either as the majority shareholder of the common stock of a corporation, the sole general partner of a limited partnership, the managing general partner of a general partnership, or the sole manager or sole managing member of a limited liability company, provided the person or entity exercising such authority cannot be divested of such authority without its consent, either directly or indirectly, except for cause.

(m)

The Guarantor is not the subject of any bankruptcy court filing, insolvency proceeding, receivership, composition or assignment for the benefit of creditors, and is solvent and has the ability to pay its debts as they become due.

10.	COVENANT REGARDING TRANSFER

Except as permitted under the terms of the Mortgage, the Guarantor will not permit a transfer of any of its membership interests, by operation of law or otherwise, directly or indirectly, without the prior written consent of the Lender. The Guarantor agrees to notify the Lender promptly of any such proposed transfer and to obtain written approval thereof from the Lender before such transfer is completed and before the Person proposing to make such a transfer executes or enters into any binding obligation to make such a transfer.

11.	NO CONDITIONS PRECEDENT

The Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guarantee exist as of the date of its execution and that the effectiveness and enforceability of this Guarantee is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guarantee, including but not limited to the guarantee of the Borrower’s obligations by any other Person.

12.	NO DUTY TO DISCLOSE

The Lender shall have no present or future duty or obligation, and the Guarantor waives any right to claim or assert any such duty or obligation, to discover or to disclose to the Guarantor any information, financial or otherwise, concerning the Borrower, any other guarantor, or any collateral securing the obligations of the Borrower to the Lender.

13.	DISCHARGE OF GUARANTEE

This Guarantee shall be a continuing guarantee of the payment and performance of all of the Borrower’s obligations up to the Guaranteed Amount. This Guarantee shall not be discharged and the Guarantor shall not be released from liability until all Guaranteed Obligations have been satisfied in full. If all or any portion of the Guaranteed Obligations are satisfied and the Lender is required for any reason to pay to any Person all or any part of the sums used to satisfy the Guaranteed Obligations, the Guaranteed Obligations shall remain in effect and enforceable to the extent thereof.

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

The Guarantor shall be released by the Lender from this Guarantee upon the satisfaction of the following conditions (the “Release Conditions”):

(a)

No Default shall then exist under any Loan Documents, including without limitation this Guarantee, and the Lender shall not have given notice of any potential Default to the Borrower or the Guarantor that remains uncured.

(b)	The Guarantor and the Borrower shall have delivered a request for the release in writing, certifying that the Release Conditions have been satisfied.
(c)	The Guarantor shall have delivered to the Lender evidence that all items comprising a Trigger Termination Event has occurred, as determined by the Lender in its sole discretion.
(d)	The Guarantor shall have paid all out of pocket costs and expenses in connection with this release, including the Lender’s reasonable attorneys’ fees, if any.
14.	SUBORDINATION

The Guarantor hereby subordinates the payment and the time of payment of all indebtedness and obligations of the Borrower to the Guarantor of every kind and nature whatsoever whether now in existence or hereafter entered into (the “Subordinated Indebtedness”) to the payment of all Guaranteed Obligations. At such time as there is a Default, the Guarantor shall not receive any payment or distribution on account of, or accept any collateral or security for, or bring any action to collect, the Subordinated Indebtedness. The Guarantor shall not assign, transfer, pledge or dispose of the Subordinated Indebtedness while this Guarantee is in effect.

If the Guarantor does receive any such payment or distribution, whether voluntary or involuntary, and whether or not under any state or federal bankruptcy or other insolvency proceedings, after a Default, then the Guarantor agrees and directs that any such payment or distribution shall be paid or delivered directly to the Lender for application to the Guaranteed Obligations (whether due or not and in such order and manner as the Lender may elect). If any such payment or distribution is received by the Guarantor after a Default, the Guarantor will deliver the same to the Lender, and until so delivered, the same shall be held in trust by the Guarantor as property of the Lender. As further assurance of the authorization herein given, the Guarantor agrees to execute and deliver to the Lender any power of attorney, assignment, endorsement, or other instrument as may be requested by the Lender to enable the Lender to enforce any claims upon the Subordinated Indebtedness and to collect and receive any payment or distribution with respect to the Subordinated Indebtedness. The Guarantor hereby irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution on account of the Subordinated Indebtedness and to file claims and take such other proceedings in the name of the Lender or in the name of the Guarantor as the Lender may deem necessary or advisable to carry out the provisions of this Guarantee.

To secure the performance by the Guarantor of the provisions of this Guarantee, Guarantor assigns, pledges and grants to the Lender a security interest in, and lien on, the Subordinated Indebtedness, all proceeds thereof and all and any security and collateral therefor. Upon the request of the Lender, the Guarantor shall endorse, assign and deliver to the Lender all notes, instruments and agreements evidencing, securing, guaranteeing or made in connection with the Subordinated Indebtedness.

15.	DEFAULT

Each of the following events constitutes a “Default” under this Guarantee:

(a)	The existence of a “Default” under the Mortgage or any of the other Loan Documents.

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

(b)	The failure of the Guarantor, upon demand by the Lender, to pay any amount due hereunder within five (5) Business Days after Notice by the Lender.
(c)

The failure of the Guarantor to perform, observe or comply with any nonmonetary covenant or other obligation under this Guarantee within thirty (30) days after Notice from the Lender demanding such performance, observance or compliance.

(d)

The Lender’s discovery that any representation made by the Guarantor in any Loan Document was materially untrue or misleading when made, if either (i) the misinterpretation was intentional or (ii) the Lender discovers that the misrepresentation was unintentional and is capable of being cured, but the Guarantor fails to promptly commence and diligently pursue a cure of the misrepresentation, as approved by the Lender, and to complete the cure within thirty (30) days following Notice from the Lender. Any such cure shall place the Lender in the risk position that would have existed had the false representation been true when made.

(e)

The failure of the Guarantor to generally pay its debts as they become due, the admission of the Guarantor in writing to an inability to pay its debts, the making by the Guarantor of a general assignment for the benefit of creditors, or a judicial determination that the Guarantor is insolvent.

(f)	The appointment of a receiver or trustee to take possession of any of the assets of the Guarantor.
(g)

The Guarantor shall file a petition in bankruptcy or for relief from creditors under any present or future law that affords general protection from creditors; or any other person shall file an involuntary petition in bankruptcy against the Guarantor; or the filing of any other action that may result in a composition of debts, provide for the marshaling of assets for the satisfaction of such Guarantor’s debts, or result in the judicially ordered sale of assets for the purpose of satisfying obligations to creditors (unless a motion for the dismissal of the petition or other action is filed within fifteen (15) days and results in its dismissal within ninety (90) days of the filing of the petition or other action).

(h)

The dissolution, liquidation or winding up of any Guarantor shall commence in respect of a Guarantor who is not a natural person, or the Guarantor who is a natural person shall die, unless either (i) the remaining Guarantor’s, collectively, meet the Carveout Obligor Net Worth Requirement and include one or more Key Principals, or (ii) the Borrower, the executor of any deceased Guarantor’s estate, or the remaining Guarantors diligently and continuously pursue the replacement of the subject Guarantor, and succeed, within one hundred eighty (180) days of such an event, in causing another person reasonably acceptable to the Lender to assume the obligations of the subject Guarantor under this Guarantee, the Carveout Guarantee and Indemnity Agreement, and the Environmental Indemnity Agreement, so that the Guarantors meet the requirements of clause (i) immediately above.

16.	REMEDIES

If a Default exists, the Lender may, at its option and without notice or demand, declare an amount equal to the remainder of the Borrower’s obligations under the Loan Documents up to the Guaranteed Amount to be immediately due and payable by the Guarantor, whether or not the same are due and payable by the Borrower at that time. The books and records of the Lender showing the amount due by the Borrower shall

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

be binding upon the Guarantor for the purpose of establishing such items and shall be prima facie proof thereof.

The Guarantor agrees to pay the Lender’s reasonable attorneys’ fees and all other costs and expenses (collectively the “Collection Expenses”) which may be incurred by the Lender in the enforcement of this Guarantee, whether or not suit is filed.

The Guarantor agrees to pay the Lender interest on all amounts due hereunder, from the date of the demand until the date paid, at the Default Rate to the extent permitted by applicable law. In the event any statute or rule of court specifies the rate of interest that a judgment on this Guarantee may bear or the amount on which such interest rate may apply and such rate or amount is less than that called for in the preceding sentence absent a restriction under applicable law, the Guarantor agrees to pay to the order of the Lender an amount as will equal the interest computed at the highest rate after default provided for in the Loan Documents that would be due on the judgment amount less the interest due on the amount of the judgment which bears judgment interest.

All of the Lender’s rights and remedies shall be cumulative, and any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

17.	CONSENT TO CREDIT REPORTS

The Lender may procure one or more credit reports on the Guarantor if a “Default” exists under the terms of any of the Loan Documents or if the Guarantor fails to deliver the items required in Section 7 above.

18.	STATE LAW; CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS

The Guarantor agrees that this Guarantee and the rights and obligations of the Lender and the Guarantor hereunder shall in all respects be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Guarantor agrees that any action or proceeding arising out of or relating to this Guarantee may be commenced in, and consents to the nonexclusive jurisdiction of, any court in the State of New Jersey including any division of the United States District Court for the federal judicial district in which the Real Property is located, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in Section 19.3 below, or as otherwise provided under the laws of the State of New Jersey. Any action brought by the Guarantor against the Lender which is based, directly or indirectly, on this Guarantee or any matter in or related to this Guarantee, shall be brought only in the courts of the State of New Jersey. The Guarantor agrees that venue shall be proper in any court of the State of New Jersey selected by the Lender or in the United States District Court for the federal judicial district in which the Real Property is located and waives any right to object thereto on the basis of improper venue or of inconvenience of forum.

The Guarantor hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Guarantee by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Guarantor at the address below. The Guarantor irrevocably agrees that such service shall be deemed in every respect to be effective service of process upon it in any such suit, action, or proceeding. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of the Lender otherwise to bring proceedings against the Guarantor, in the courts of any other appropriate jurisdiction or jurisdictions.

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

19.	MISCELLANEOUS
19.1	Invalidity of Any Part

If any provision or part of any provision of this Guarantee shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guarantee, and this Guarantee shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

19.2	Amendment or Waiver

This Guarantee may be amended only by a writing duly executed by the Guarantor and the Lender. No waiver by the Lender of any of the provisions of this Guarantee or any of the rights or remedies of the Lender with respect hereto shall be considered effective or enforceable unless in writing, duly executed by the Lender. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

19.3	Notices

In order for any demand, consent, approval or other communication to be effective under the terms of this Guarantee, including any notice to any Guarantor relating to a foreclosure or deed in lieu thereof or in connection with any action or claim made against such Guarantor, “Notice” must be provided under the terms of this Subsection. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted as a pdf attachment by email (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

If to the Lender:

Transamerica Life Insurance Company
c/o AEGON USA Realty Advisors, LLC
6300 C Street SW
Cedar Rapids, Iowa 52499
Attn:  Mortgage Loan Department – 3B-CR
Reference:  Loan #10520104
Email Address: aamservicing@aegonusa.com

If to the Guarantor:

GTJ REIT, Inc.
60 Hempstead Avenue, Suite 718
West Hempstead, New York 11552
Attn:  Louis Sheinker
Email Address: lsheinker@gtjreit.com

With a copy to:

Schiff Hardin LLP

1185 Avenue of the Americas

New York, New York 10036

Attn:  Christine A. McGuinness

Email Address:  cmguinness@schiffhardin.com

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Notices sent by email will be deemed delivered when

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

a read receipt has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Subsection). Mailed Notices shall be deemed received on the date of the first attempted delivery (whether or not actually received). Either the Lender or the Guarantor may change its address for Notice by giving Notice of such change to the other party.

19.4	Binding Nature

This Guarantee shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns and any other Person to whom the Lender may grant an interest in the obligations of the Borrower to the Lender, and shall be binding upon and enforceable against the Guarantor and the Guarantor’s successors and assigns.

19.5	Final Agreement

This Guarantee contains the final and entire agreement between the Lender and the Guarantor with respect to the guarantee by the Guarantor of the Guaranteed Obligations to the Lender. There is no separate oral or written understanding between the Lender and the Guarantor with respect thereto.

19.6	No Third-Party Benefit

The terms and provisions of this Guarantee are for the benefit of the Lender and no other Person shall have any right or cause of action on account thereof. The Lender has no obligation to make any advance for the benefit of the Guarantor.

19.7	Interpretation
(a)	Headings and General Application

The section and subsection headings of this Guarantee are provided for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of the sections, subsections, paragraphs or subparagraphs.

(b)	Sole Discretion

The Lender may take any action or decide any matter under the terms of this Guarantee or of any other Loan Document (including any consent, approval, acceptance, option, election or authorization) in its sole and absolute discretion, for any reason or for no reason, unless the related Loan Document contains specific language to the contrary. Any approval or consent that the Lender might withhold may be conditioned in any way.

(c)	Result of Negotiations

This Guarantee results from negotiations between the Guarantor and the Lender and from their mutual efforts. Therefore, it shall be so construed, and not as though it had been prepared solely by the Lender.

(d)	Reference to Particulars

The scope of a general statement made in this Guarantee shall not be construed as having been reduced through the inclusion of references to particular items that would be included within the statement’s scope. Therefore, absent specific language to the contrary, the term “include” shall mean “include, but shall not be limited to” and the term “including” shall mean “including, without limitation.”

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

19.8	Counterparts

This Guarantee may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

19.9	Jury Waiver

THE GUARANTOR AND THE LENDER MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING FROM OR RELATING TO THIS GUARANTEE. THE GUARANTOR AND THE LENDER EACH ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY, AFTER CONSULTATION WITH LEGAL COUNSEL OF ITS CHOICE. THE GUARANTOR AND THE LENDER AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION WITHOUT A JURY. THIS WAIVER OF JURY TRIAL IS EXPRESSLY ACKNOWLEDGED TO BE AN ESSENTIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO THE BORROWER.

[SIGNATURE APPEARS ON NEXT PAGE]

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104

IN WITNESS WHEREOF, the Guarantor has executed or caused this instrument to be duly executed under seal.

GUARANTOR

GTJ REIT, Inc., a Maryland corporation

By:  /s/ Paul A. Cooper

Paul A. Cooper

Chief Executive Officer

[Signature Page – Guarantee (John Guest Lease)]

Guarantee (John Guest Lease)

GTJ Portfolio, Parsippany, New Jersey
AEGON Loan No. 10520104